Smartsheet Inc. Announces Fourth Quarter and Full Fiscal Year 2021 Results

•Fourth quarter total revenue grew 40% year over year to $109.9 million
•Fourth quarter calculated billings grew 49% year over year to $151.2 million
•Fourth quarter net operating cash flow was positive $15.2 million, net free cash flow was positive $9.9 million

BELLEVUE, Wash. - March 16, 2021 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its fourth fiscal quarter ended January 31, 2021.

"We continue to see positive market direction and growth, which contributed to a strong close to FY21," said Mark Mader, President and CEO of Smartsheet. "This past year provided many learnings about how enterprises can invest to excel in a world where the future of work is defined by hybrid work. We look forward to innovating for our customers and providing the leading dynamic platform to empower teams and achieve better business outcomes."

Fourth Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $109.9 million, an increase of 40% year over year. Subscription revenue was $101.1 million, an increase of 42% year over year. Professional services revenue was $8.8 million, an increase of 18% year over year.

•Operating Loss: GAAP operating loss was $29.0 million, or 26% of total revenue, compared to GAAP operating loss of $30.1 million, or 38% of total revenue, in the fourth quarter of fiscal 2020. Non-GAAP operating loss was $5.3 million, or 5% of total revenue, compared to non-GAAP operating loss of $17.3 million, or 22% of total revenue, in the fourth quarter of fiscal 2020.

•Net Loss: GAAP net loss was $28.7 million, compared to GAAP net loss of $28.2 million in the fourth quarter of fiscal 2020. GAAP net loss per share was $0.23, compared to GAAP net loss per share of $0.24 in the fourth quarter of fiscal 2020. Non-GAAP net loss was $4.9 million, compared to non-GAAP net loss of $15.3 million in the fourth quarter of fiscal 2020. Non-GAAP net loss per share was $0.04, compared to non-GAAP net loss per share of $0.13 in the fourth quarter of fiscal 2020.

•Cash Flow: Net operating cash flow was positive $15.2 million, compared to net operating cash flow of negative $42 thousand in the fourth quarter of fiscal 2020. Net free cash flow was positive $9.9 million, compared to negative $3.6 million in the fourth quarter of fiscal 2020.

Fiscal Year 2021 Financial Highlights

•Revenue: Total revenue was $385.5 million, an increase of 42% year over year. Subscription revenue was $352.8 million, an increase of 45% year over year. Professional services revenue was $32.7 million, an increase of 22% year over year.

•Operating Loss: GAAP operating loss was $120.5 million, or 31% of total revenue, compared to GAAP operating loss of $103.8 million, or 38% of total revenue, in fiscal 2020. Non-GAAP operating loss was $41.2 million, or 11% of total revenue, compared to non-GAAP operating loss of $62.8 million, or 23% of total revenue, in fiscal 2020.

•Net Loss: GAAP net loss was $115.0 million, compared to $95.9 million in fiscal 2020. GAAP net loss per share was $0.95, compared to GAAP net loss per share of $0.85 in fiscal 2020. Non-GAAP net loss was $39.7 million, compared to non-GAAP net loss of $55.0 million in fiscal 2020. Non-GAAP net loss per share was $0.33, compared to non-GAAP net loss per share of $0.49 in fiscal 2020.

•Cash Flow: Net operating cash flow was negative $15.6 million, compared to net operating cash flow of negative $10.9 million in fiscal 2020. Net free cash flow was negative $31.6 million, compared to negative $26.9 million in fiscal 2020.

Fiscal 2021 Business Highlights

•The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 11,874, an increase of 31% year over year
•The number of all customers with ACV of $50,000 or more grew to 1,515, an increase of 58% year over year
•The number of all customers with ACV of $100,000 or more grew to 588, an increase of 68% year over year
•Average ACV per domain-based customer increased to $5,103, an increase of 40% year over year
•Dollar-based net retention rate was 123%

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the first quarter of fiscal 2022, the Company currently expects:
•Total revenue of $111 million to $112 million, representing year-over-year growth of 30% to 31%
•Calculated billings of $118 million to $119 million, representing year-over-year growth of 31% to 32%
•Non-GAAP operating loss of $19 million to $17 million
•Non-GAAP net loss per share of $0.15 to $0.14, assuming basic and diluted weighted average shares outstanding of approximately 123.5 million
•Net free cash flow of negative $12 million to negative $10 million

For the full fiscal year 2022, the Company currently expects:
•Total revenue of $500 million to $505 million, representing year-over-year growth of 30% to 31%
•Calculated billings of $580 million to $585 million, representing year-over-year growth of 29% to 30%
•Non-GAAP operating loss of $55 million to $45 million
•Non-GAAP net loss per share of $0.44 to $0.36, assuming basic and diluted weighted average shares outstanding of approximately 124 million

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow guidance is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on March 16, 2021. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 6278426. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on March 23, 2021. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the first fiscal quarter ending April 30, 2021 and the full fiscal year ending January 31, 2022, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.

Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP operating loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. We define non-GAAP net loss as GAAP net loss excluding non-recurring income tax adjustments associated with mergers and acquisitions and the same exclusions that are used to derive non-GAAP operating loss. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software), and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate. Any ACV obtained through merger and acquisition transactions does not affect the dollar-based net retention rate until one year from the date on which the transaction closed.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020
Revenue
Subscription	$101,107	$71,067	$352,782	$244,058
Professional services	8,764	7,452	32,731	26,824
Total revenue	109,871	78,519	385,513	270,882
Cost of revenue
Subscription	17,480	9,657	59,374	32,707
Professional services	6,870	5,995	26,165	20,193
Total cost of revenue	24,350	15,652	85,539	52,900
Gross profit	85,521	62,867	299,974	217,982
Operating expenses
Research and development	32,273	27,973	118,722	95,469
Sales and marketing	62,522	50,491	230,281	176,060
General and administrative	19,771	14,499	71,443	50,227
Total operating expenses	114,566	92,963	420,446	321,756
Loss from operations	(29,045)	(30,096)	(120,472)	(103,774)
Interest income	11	2,337	1,444	8,410
Other income (expense), net	401	(219)	296	(462)
Loss before income tax provision (benefit)	(28,633)	(27,978)	(118,732)	(95,826)
Income tax provision (benefit)	32	182	(3,753)	114
Net loss and comprehensive loss	$(28,665)	$(28,160)	$(114,979)	$(95,940)
Net loss per share, basic and diluted	$(0.23)	$(0.24)	$(0.95)	$(0.85)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	122,620	117,709	120,663	112,991

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020

Cost of subscription revenue	$1,254	$435	$4,385	$1,392
Cost of professional services revenue	571	401	2,146	1,259
Research and development	7,236	4,737	25,072	14,260
Sales and marketing	7,565	4,036	25,921	12,937
General and administrative	4,265	2,243	14,498	7,716
Total share-based compensation expense*	$20,891	$11,852	$72,022	$37,564
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	January 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$442,200	$515,924
Short-term investments	—	50,532
Accounts receivable, net of allowances of $6,933 and $2,989, respectively	102,648	56,863
Prepaid expenses and other current assets	13,524	7,643
Total current assets	558,372	630,962
Long-term assets
Restricted cash	18	865
Deferred commissions	60,529	48,255
Property and equipment, net	28,613	26,981
Operating lease right-of-use assets	81,081	57,590
Intangible assets, net	54,139	15,155
Goodwill	125,605	16,497
Other long-term assets	3,432	1,409
Total assets	$911,789	$797,714
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$2,851	$7,720
Accrued compensation and related benefits	47,861	39,635
Other accrued liabilities	17,263	12,428
Operating lease liabilities, current	17,059	13,020
Finance lease liabilities, current	—	2,465
Deferred revenue	222,689	157,972
Total current liabilities	307,723	233,240
Operating lease liabilities, non-current	71,925	47,913
Finance lease liabilities, non-current	—	1,664
Deferred revenue, non-current	1,308	837
Other long-term liabilities	3,904	—
Total liabilities	384,860	283,654
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of January 31, 2021 and January 31, 2020	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 123,272,902 shares issued and outstanding as of January 31, 2021; 500,000,000 shares authorized, 118,194,159 shares issued and outstanding as of January 31, 2020	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2021; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2020	—	—
Additional paid-in capital	898,366	770,518
Accumulated deficit	(371,437)	(256,458)
Total shareholders’ equity	526,929	514,060
Total liabilities and shareholders’ equity	$911,789	$797,714

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended January 31,
	2021	2020
Cash flows from operating activities
Net loss	$(114,979)	$(95,940)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	71,750	37,493
Depreciation and amortization of property and equipment	10,969	10,687
Amortization of deferred commission costs	30,691	19,806
Unrealized foreign currency (gain) loss	(161)	82
Loss on disposal of assets	268	—
Amortization of intangible assets	6,286	2,762
Non-cash operating lease costs	11,924	7,971
Changes in operating assets and liabilities:
Accounts receivable	(43,112)	(25,965)
Prepaid expenses and other current assets	(3,678)	(3,909)
Operating lease right-of-use assets	—	(12,173)
Other long-term assets	(5,819)	(339)
Accounts payable	(4,915)	3,593
Other accrued liabilities	5,543	5,840
Accrued compensation and related benefits	5,811	11,994
Deferred commissions	(42,965)	(39,046)
Other long-term liabilities	3,904	(1,003)
Deferred revenue	60,534	61,646
Operating lease liabilities	(7,699)	5,631
Net cash used in operating activities	(15,648)	(10,870)
Cash flows from investing activities
Purchases of short-term investments	—	(100,532)
Proceeds from early termination of short-term investments	50,532	—
Purchases of long-term investments	—	(1,000)
Proceeds from maturity of investments	—	50,000
Purchases of property and equipment	(4,176)	(5,153)
Proceeds from sale of property and equipment	1,250	—
Capitalized internal-use software development costs	(7,608)	(6,699)
Payments for business acquisitions, net of cash acquired	(125,055)	(26,659)
Net cash used in investing activities	(85,057)	(90,043)
Cash flows from financing activities
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	—	379,828
Payments on principal of finance leases	(4,129)	(4,167)
Payments of deferred offering costs	(59)	(798)
Proceeds from exercise of stock options	17,373	15,905
Taxes paid related to net share settlement of restricted stock units	(2,150)	—
Proceeds from Employee Stock Purchase Plan	14,758	11,254
Net cash provided by financing activities	25,793	402,022
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	471	(25)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(74,441)	301,084
Cash, cash equivalents, and restricted cash at beginning of period	516,789	215,705
Cash, cash equivalents, and restricted cash at end of period	$442,348	$516,789

Supplemental disclosures
Cash paid for interest	$114	$243
Cash paid for income taxes	168	106
Purchases of fixed assets under finance leases	—	2,364
Right-of-use assets obtained in exchange for new operating lease liabilities	35,415	12,173
Accrued purchases of property and equipment (including internal-use software)	1,080	1,155
Deferred offering costs, accrued but not yet paid	—	60
Share-based compensation capitalized in internal-use software development costs	1,986	1,014
Fair value of shares issued as consideration for acquisition	25,872	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020

	(dollars in thousands)
Loss from operations	$(29,045)	$(30,096)	$(120,472)	$(103,774)
Add:
Share-based compensation expense*	20,891	11,852	72,022	37,564
Amortization of acquisition-related intangible assets	2,791	845	6,266	2,734
One-time acquisition costs	77	138	977	686
Non-GAAP operating loss	$(5,286)	$(17,261)	$(41,207)	$(62,790)

Operating margin	(26)%	(38)%	(31)%	(38)%
Non-GAAP operating margin	(5)%	(22)%	(11)%	(23)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020

	(in thousands)
Net loss	$(28,665)	$(28,160)	$(114,979)	$(95,940)
Add:
Share-based compensation expense*	20,891	11,852	72,022	37,564
Amortization of acquisition-related intangible assets	2,791	845	6,266	2,734
One-time acquisition costs	77	138	977	686
Release of valuation allowance	—	—	(4,014)	—
Non-GAAP net loss	$(4,906)	$(15,325)	$(39,728)	$(54,956)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Anti-dilutive shares (in thousands)

	January 31,
	2021	2020
Shares subject to outstanding common stock awards	11,299	12,215
Shares issuable pursuant to the Employee Stock Purchase Plan	162	165
Total potentially dilutive shares	11,461	12,380

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020

	(in thousands)
Net cash provided by (used in) operating activities	$15,204	$(42)	$(15,648)	$(10,870)
Less:
Purchases of property and equipment	(1,513)	(967)	(4,176)	(5,153)
Capitalized internal-use software development costs	(1,635)	(1,509)	(7,608)	(6,699)
Payments on principal of finance leases	(2,156)	(1,053)	(4,129)	(4,167)
Free cash flow	$9,900	$(3,571)	$(31,561)	$(26,889)

Reconciliation from revenue to calculated billings

	Three Months Ended January 31,		Year Ended January 31,
	2021	2020	2021	2020

	(in thousands)
Total revenue	$109,871	$78,519	$385,513	$270,882
Add:
Deferred revenue (end of period)	223,997	158,809	223,997	158,809
Less:
Deferred revenue (beginning of period)	182,683	135,838	158,809	96,133
Calculated billings	$151,185	$101,490	$450,701	$333,558

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q1 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Loss from operations	$(51.5)	$(49.5)	$(202.1)	$(192.1)
Add:
Share-based compensation expense*	30.0	30.0	137.0	137.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
Non-GAAP operating loss	$(19.0)	$(17.0)	$(55.0)	$(45.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Reconciliation from GAAP to non-GAAP net loss guidance

	Q1 FY 2022		FY 2022
	Low	High	Low	High

	(in millions)
Net loss	$(51.5)	$(49.5)	$(202.1)	$(192.1)
Add:
Share-based compensation expense*	30.0	30.0	137.0	137.0
Amortization of acquisition-related intangible assets	2.5	2.5	10.1	10.1
Non-GAAP net loss	$(19.0)	$(17.0)	$(55.0)	$(45.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Lindsay Bleier
pr@smartsheet.com